UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On July 16, 2020, FaceBank Group, Inc. (the “Company”) and fuboTV Inc., a wholly owned subsidiary of the Company (“fuboTV” and together with the Company, the “Borrowers”), entered into that certain Credit Agreement (the “Credit Agreement”) by and among the Borrowers and Access Road Capital LLC (the “Lender”). Pursuant to the terms of the Credit Agreement, the Lender agreed to make a term loan (the “Loan”) to the Borrowers on July 16, 2020, the closing date of the Loan (the “Closing Date”), in a principal amount equal to $10,000,000. The Loan may not be repaid and subsequently reborrowed. The Loan bears interest at a fixed rate of 13.0% per annum (the “Applicable Interest Rate”) and matures on July 16, 2023 (the “Maturity Date”), unless earlier accelerated pursuant to the terms of the Credit Agreement.

Notwithstanding the foregoing, immediately upon the occurrence and during the continuance of an event of default, among other things, all outstanding Loans and other obligations arising under the Credit Agreement and the Note (as hereinafter defined) will bear interest at a rate per month equal to 2%, compounded monthly, which interest is in addition to interest accruing pursuant to the Applicable Interest Rate as set forth above.

Interest on the Loan began accruing on the Closing Date. Interest accrues on the Loan as outstanding and will be paid to the Lender in respect of each calendar quarter during which the Loan remains outstanding in arrears on the last business day of each calendar quarter (each such date, an “Interest Payment Date”) commencing on September 30, 2020.

At the Borrowers’ election, the Borrowers have the right to voluntarily prepay the Loan in whole or in part. Each optional prepayment will be in an aggregate principal amount of at least $250,000 or any whole multiple of $10,000 in excess thereof. Subject to the provisions of the Collateral Agreement (as hereinafter defined), to the extent gross proceeds from any refinancing by Borrowers or any of their subsidiaries of existing indebtedness of fuboTV pursuant to the obligations of fuboTV under that certain credit agreement with AMC Networks Ventures LLC (the “First Lien Debt”) exceeds $64,999,999, the Borrowers agreed to make mandatory principal prepayments of the Loan to be applied to reduce the outstanding principal amounts of the Loan in an amount equal to 100% of the aggregate gross proceeds that exceed $64,999,999 from the First Lien Debt refinancing.

If the Borrowers elect to prepay the entire outstanding balance of the Loan on or before the date that is six months from the Closing Date, then (i) the total interest on the Loan will be a fixed amount equal to $1,200,000, (ii) any interest payments made by the Borrowers during the term of the Loan will be credit against the total interest on the Loan, and (iii) the balance of such total interest amount will be due in full on the date of such prepayment.

Pursuant to the terms of the Credit Agreement, the Borrowers are subject to the following financial covenants:

(a)	Minimum Revenue. The Borrowers will not permit the consolidated revenue as of the last day of each fiscal year beginning with the fiscal year ending December 31, 2020, and for each fiscal year thereafter, to be less than $75,000,000.

(b)	Minimum Liquidity. The Company will not permit its liquidity to be less than $3,000,000 at any time.

(c)	Minimum Subscriber Level. The Borrowers will achieve as of the last day of any fiscal year set forth below, beginning with the fiscal year ending December 31, 2020, a subscriber level as to fuboTV’s content streaming services that is not less than the correlative minimum subscriber level listed below:

Period	Minimum Subscriber Level
Fiscal Year ending December 31, 2020	100,000
Fiscal Year ending December 31, 2021	150,000
Fiscal Year ending December 31, 2022	200,000

The Credit Agreement includes customary representations and warranties, covenants and other undertakings, which representations and warranties, covenants and undertakings are subject to important qualifications and limitations set forth in the Credit Agreement. The Credit Agreement also contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lender may declare all or any portion of the outstanding indebtedness to be immediately due and payable, and exercise any rights it might have under any of the related documents (including against the collateral).

Payment or performance, as the case may be, of the Obligations (as such term is defined in the Credit Agreement) is secured by the Collateral Agreement, the Patent Security Agreement (as hereinafter defined), the Trademark Security Agreement (as hereinafter defined) and the Copyright Security Agreement (as hereinafter defined).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Note

Also on July 16, 2020, the Borrowers issued a note (the “Note), pursuant to the Credit Agreement, in the principal amount of $10,000,000 to the Lender. Pursuant to the terms of the Note, the Borrowers agreed to pay to the Lender (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to the Loan, and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of the Loan.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Collateral Agreement

On July 16, 2020, the Borrowers also entered into that certain Collateral Agreement (the “Collateral Agreement”) by and among the Borrowers, the guarantors time to time party thereto, and the Lender. Pursuant to the terms of the Collateral Agreement, as security for the payment or performance, as the case may be, in full of the Obligations (as such term is defined in the Credit Agreement), each of the Borrowers and the guarantors (each, a “Grantor” and collectively, “Grantors”) pledged to the Lender, its successors and assigns, and granted to the Lender, its successors and assigns, a security interest in, all of the Grantor’s right, title and interest in, to and under (a)(i) the capital stock owned by the Grantor on July 16, 2020, (ii) any other capital stock obtained after the closing date by Grantor and (iii) the certificates and any other instruments representing all such capital stock (all the foregoing collectively referred to herein as the “Pledged Stock”), (b)(i) the debt securities held by Grantor on July 16, 2020, (ii) any debt securities in the future issued to Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Lender as provided in the Collateral Agreement, (d) subject to the terms of the Collateral Agreement, all payments of principal or interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (e) subject to the terms of the Collateral Agreement, all rights and privileges of Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”). For the avoidance of doubt, Pledged Stock, Pledged Debt Securities, and Pledged Collateral shall not include any of the aforementioned items with respect to Facebank AG.

The Collateral Agreement contains customary representations, warranties and covenants.

The foregoing description of the Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collateral Agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Patent Security Agreement

The obligations of the Lender to extend credit to the Borrowers pursuant to the terms of the Credit Agreement is conditioned upon, among other things, the execution and delivery of that certain Patent Security Agreement (the “Patent Security Agreement”), dated as of the Closing Date, by and between the Borrowers and the Lender. As security for the payment or performance, as the case may be, in full of the Obligations, the Borrowers collaterally assigned and pledged to the Lender and its permitted successors and assigns, and granted to the Lender and its permitted successors and assigns, a security interest in, all right, title and interest in or to any and all patents and pending applications now owned or at any time hereafter acquired by either of the Borrowers or in which the Borrowers now have or at any time in the future may acquire any right, title or interest.

The foregoing description of the Patent Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Patent Security Agreement, filed as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Trademark Security Agreement

The obligations of the Lender to extend credit to the Borrowers pursuant to the terms of the Credit Agreement is conditioned upon, among other things, the execution and delivery of that certain Trademark Security Agreement (the “Trademark Security Agreement”), dated as of the Closing Date, by and among fuboTV, Recall Studios, Inc. (“Recall”), fuboTV Spain, SL (“fubo Spain”) and the Lender. As security for the payment or performance, as the case may be, in full of the Obligations, fuboTV, Recall and fubo Spain collaterally assigned and pledged to the Lender and its permitted successors and assigns, and granted to the Lender and its permitted successors and assigns, a security interest in, all right, title and interest in or to any and all trademarks, goodwill associated with or symbolized by trademarks, and all other assets, rights and interests that uniquely reflect or embody such goodwill now owned or at any time hereafter acquired by any of fuboTV, Recall or fubo Spain or in which any of them now have or at any time in the future may acquire any right, title or interest.

The foregoing description of the Trademark Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Trademark Security Agreement, filed as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Copyright Security Agreement

The obligations of the Lender to extend credit to the Borrowers pursuant to the terms of the Credit Agreement is conditioned upon, among other things, the execution and delivery of that certain Copyright Security Agreement (the “Copyright Security Agreement”), dated as of the Closing Date, by and between the Borrowers and the Lender. As security for the payment or performance, as the case may be, in full of the Obligations, the Borrowers collaterally assigned and pledged to the Lender and its permitted successors and assigns, and granted to the Lender and its permitted successors and assigns, a security interest in, all right, title and interest in or to any and all copyrights and pending applications now owned or at any time hereafter acquired by either of the Borrowers or in which the Borrowers now have or at any time in the future may acquire any right, title or interest.

The foregoing description of the Copyright Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Copyright Security Agreement, filed as Exhibit 10.6 to this Current Report on Form 8-K, and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of July 16, 2020 by and among the registrant, fuboTV Inc., and Access Road Capital LLC.
10.2	Note, dated July 16, 2020, issued by the registrant and fuboTV Inc. in favor of Access Road Capital LLC.
10.3	Collateral Agreement dated as of July 16, 2020 by and among the registrant, fuboTV Inc., and Access Road Capital LLC.
10.4	Patent Security Agreement dated as of July 16, 2020 between fuboTV Inc., the registrant and Access Road Capital LLC.
10.5	Trademark Security Agreement dated as of July 16, 2020 between fuboTV Inc., Recall Studios, Inc., fuboTV Spain, SL and Access Road Capital LLC.
10.6	Copyright Security Agreement dated as of July 16, 2020 between fuboTV Inc., the registrant and Access Road Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FACEBANK GROUP, INC.

Date: July 22, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer